UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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Set forth below is a communication first published, sent or given by KVH Industries, Inc. on June 3, 2021.

June 3, 2021

Dear Fellow KVH Industries Shareholder,

We are the independent members of the Board of Directors (the "Independent Directors") of KVH Industries, Inc. ("KVH" or the "Company"). We believe it is imperative that you vote for the election of Cielo Hernandez and Cathy-Ann Martine-Dolecki to the Board at the upcoming annual meeting of KVH shareholders on June 17, 2021. You can do so by returning the enclosed BLUE proxy card or using it to vote online.

The reason your vote is so critical this year is because an activist investor, VIEX Capital ("VIEX"), has nominated two candidates of its own to the Board. As independent directors, we are always open to outside viewpoints and concerns. However, we believe that having these individuals on the Board would be detrimental to the Company and would not be in the best interests of the rest of our shareholders.

OUR PROGRESS AND POSITIVE MOMENTUM ARE CLEAR

KVH's strategy is working and shareholders are seeing results. After years of focused investment, the Company's shift towards innovative service offerings (such as our AgilePlans connectivity as a service platform) and new products and solutions (such as our Photonic Integrated Chip) is set to drive more predictable, higher-margin revenue. Further, KVH has navigated the COVID-19 pandemic better than many of its competitors and has emerged with significant momentum, which is reflected in our total shareholder return of 66% over the past year and 29% year-to-date.[1] We also delivered 16% revenue growth in in the first quarter.[2]

As Quilty Analytics recently noted:

> *"KVH started 2021 on a strong note, reporting better than expected financial results and encouraging trends in the mini-VSAT business, including: (1) double-digit airtime growth, (2) record VSAT shipments for the second straight quarter, (3) record customer demand for AgilePlans, and (4) a healthy margin improvement."* [3]
> – *May 17, 2021*

[1] As of market close on May 21, 2021.

[2] KVH Industries Reports First Quarter 2021 Results (May 5, 2021).

[3] Quilty Analytics, Record VSAT Shipments and Customer Uptake of AgilePlans; Raising 2021 EBITDA by 65% (May 17, 2021). Permission to use quote neither sought nor obtained.

1 www.ProtectKVH.com

NOMINEES WITH FRESH PERSEPCTIVES AND THE RIGHT SKILL SETS Despite our recent progress, we know there is still significant work to do in order for the Company to reach its full potential. To help oversee management and the successful execution of KVH’s strategy, the Board is focused on ensuring that there are individuals with fresh perspectives and the right skill sets in the boardroom. That is why at the beginning of this year, the Board began working with a leading independent search firm to identify new director candidates. The result of this process was the selection of Ms. Hernandez and Ms. Martine as nominees. Both of these women are highly accomplished. They have global telecommunications, commercial maritime, financial and executive leadership experience that will be valuable to the Board and the Company. Their addition will continue the recent positive refreshment of the KVH Board: if Ms. Hernandez and Ms. Martine are elected, four of our six independent directors will have been added since the beginning of 2020, and half of the Independent Directors will be female. www.ProtectKVH.com 2 We are confident this progress will continue to translate into greater value for you, our shareholders. Our Board has Been Actively Refreshed

OUR SERIOUS CONCERNS WITH VIEX AND ITS NOMINEES

VIEX and its nominees, Eric Singer (also VIEX's founder and managing member) and John Mutch, seem to have no interest in – or ideas for how to improve – our business. VIEX nominated directors after only one call with one person at KVH, held shares for only two months before nominating, and Mr. Singer refused to be interviewed by our Board without an NDA.

In its 42-page investor presentation issued on May 27,[4] VIEX does not mention AgilePlans, our Photonic Integrated Chip technology or KVH Watch / IoT even once – despite these being the most strategically crucial elements of the business. In its presentation, VIEX also fails to offer any specific ideas for improving KVH, and merely expresses the same generic criticisms VIEX and Eric Singer have made at other companies they have targeted in the past.

Moreover, VIEX's nominees have troubling records. For example, every one of the 12 public company boards Mr. Singer has sat on for the past ten years has unperformed the S&P 500 and Russell 3000 on a total shareholder return ("TSR") basis during his tenure.[5] Mr. Mutch's track record as a director is also underwhelming, with his median TSR falling well short of the S&P 500 and Russell 3000 indices.[6]

Even more concerning is that in 2018 Mr. Singer was found by a Delaware court to have breached his fiduciary duty of loyalty to shareholders when he was on the board of PLX Technology Inc.[7] According to the ruling, after being appointed Chair of a Special Committee to explore strategic alternatives, he was found to have effectively misled his fellow directors in order to "rig the bid" for his preferred acquirer. In our view, managing a sales process with integrity is among the most sacrosanct duties of a director. To have violated that trust so egregiously is disqualifying for any director candidate.

---

[4] VIEX Investor Presentation (May 27, 2021).

[5] Source: FactSet and company filings. Data as of May 21, 2021. Eric Singer's boards include all boards on which he has served during the last ten years. Companies include: A10 Networks, Inc., Immersion Corporation, Quantum Corporation, RhythmOne plc, YuMe, Inc., Support.com, Inc., Numerex Corp., TigerLogic Corporation, IEC Electronics Corp., Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc. See also page 47 of investor presentation (June, 2021): KVH Industries: On Course for Long-Term Value (source).

[6] Source: FactSet and company filings. Data as of May 21, 2021. Data excludes tenures at Peregrine Systems and Brio Software, for which trading data was unavailable.

[7] In re PLX Tech. Inc. S'holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018).

KVH 3 www.ProtectKVH.com

www.ProtectKVH.com 4 Mr. Singer was also disruptive in the boardroom, according to testimony in the case, and used tactics we do not regard as appropriate to push for his favored outcomes. According to one member of PLX management, Mr. Singer, “routinely threatened management and board members that he was going to sue them individually . . . if they didn't do what he wanted them to do.” A former PLX director echoed this statement, noting that Mr. Singer “threatened .. . . lawsuits all the time. That was his mode of operation at that point.” The aforementioned member of management also found that Mr. Singer was “combative and a bully,” and when asked if Mr. Singer had been a bully in a specific meeting replied, “I’ve never seen him when he wasn’t.” Simply put, this type of behavior and this self-serving mindset are the antithesis of what we want to see from our fellow directors and what we believe is in the best interests of KVH shareholders. Mr. Mutch has served on boards with or been nominated as a director candidate by Mr. Singer at least seven times. Given this recurring professional alignment, we do not believe Mr. Singer and Mr. Mutch can be considered independent of each other. Further, we seriously question the professional and ethical judgment of Mr. Mutch for tethering himself so closely to Mr. Singer, given Mr. Singer’s approach to activism (which seems largely based on cursory analysis) and boardroom conduct. VIEX has also shown a troubling disregard for boardroom diversity. Since its inception, VIEX has publicly nominated 37 candidates. Just one of those nominees has been a woman, and nearly all have been white men – and 13 of the 37 have been Eric Singer or John Mutch. 8 9 10 11 8 Arthur Whipple, former PLX CFO, In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018); Pre-Trial and Post-Trial Briefs. Permission to use quotation neither sought nor obtained. Emphasis added to quotation. 9 Thomas Riordan, former PLX director, In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018); Pre-Trial and Post-Trial Briefs. Permission to use quotation neither sought nor obtained. Emphasis added to quotation. 10 Ibid, Arthur Whipple. 11 VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

As the Independent Directors of KVH, we strongly encourage you to vote for our two nominees, Ms. Hernandez and Ms. Martine, on the BLUE proxy card. We believe that VIEX’s nominees are the wrong choice for our Board. We urge you NOT to vote using any white proxy card you might receive from VIEX and the Eric Singer group. Please disregard and discard the white proxy card. Even voting for only one of VIEX’s candidates on its card could have the unintended consequence of both being elected. If you have any questions about how to vote your BLUE proxy card, or need additional assistance, please contact our proxy solicitor, D.F. King & Co., Inc. at (800) 488-8095. www.ProtectKVH.com 5 VIEX’s Troubling Disregard for Boardroom Diversity

If you have any questions, require assistance in voting your BLUE proxy card or BLUE voting instruction form, or need additional copies of the proxy materials, please call: D.F. King & Co., Inc. 48 Wall Street, New York, NY 10005-2922 Banks and brokers may call collect at (212) 269-5550 All others may call toll-free at (800) 488-8095 Email: KVH@dfking.com www.ProtectKVH.com 6 Vote FOR ALL of KVH’s nominees to support a Board that is overseeing a long-term strategy that is working Do NOT support VIEX and the Singer group – Discard the white proxy card Mark S. Ain Danelle M. Barrett James Dodez Stanley K. Honey Robert Tavares Charles R. Trimble Sincerely, The Independent Directors of KVH

www.ProtectKVH.com 7 Additional Information and Where to Find It The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.kvh.com. Certain Information Regarding Participants The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17, 2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Forward-Looking Statements Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

www.ProtectKVH.com

Set forth below is a communication first published, sent or given by KVH Industries, Inc. on June 3, 2021.

Independent Directors of KVH Industries Issue Letter to Shareholders

Company’s Strategy is Working and Positive Momentum is Clear

Believe KVH’s Two Independent Director Nominees Bring the Fresh Perspectives and Right Skill Sets to Help Oversee Management and Successfully Execute Strategy

Independent Directors Have Serious Concerns about VIEX’s Nominees – Including Their Troubling Track Records, Lack of Any Specific Ideas for Improving KVH and Disregard for Boardroom Diversity

Urge Shareholders to Vote for KVH’s Highly Qualified Candidates on the BLUE Proxy Card

MIDDLETOWN, RI – June 3, 2021 – The independent members of the Board of Directors (the “Independent Directors”) of KVH Industries, Inc., (Nasdaq: KVHI) – Mark S. Ain, Danelle M. Barrett, James Dodez, Stanley K. Honey, Robert Tavares and Charles R. Trimble – today issued a letter to shareholders in connection with the Company’s upcoming annual meeting of shareholders to be held on June 17, 2021.

The full text of the letter is available at: https://protectkvh.com/wp-content/uploads/2021/06/KVH-Shareholder-Letter-June-3-Final.pdf

The letter highlights the following:

•	KVH’s progress in executing against its strategy is clear – and shareholders are seeing results. This positive momentum is reflected in the Company’s total shareholder return of 66% over the past year and 29% year-to-date.[1]

•	After years of focused investment, KVH’s shift towards innovative service offerings and new products and solutions is set to drive more predictable, higher-margin revenue. The Independent Directors are confident this progress will continue to translate into greater value for shareholders.

•	In order to help oversee management and the successfully execute KVH’s strategy, the Board has been focused on ensuring there are individuals with fresh perspectives and the right skill sets in the boardroom. Both of KVH’s independent nominees for the upcoming 2021 annual meeting – Cielo Hernandez and Cathy-Ann Martine-Dolecki – have valuable experience as leaders in industries directly relevant to KVH’s business and would be highly valuable to the Board and the Company.

•	The Independent Directors have serious concerns about the VIEX nominees, Eric Singer (also VIEX’s founder and managing member) and John Mutch. In its investor presentation issued on May 27, VIEX fails to offer any specific ideas for improving KVH, and merely expresses the same generic criticisms that VIEX and Eric Singer have made at other companies they have targeted in the past.

1 As of market close on May 21, 2021.

•	Most concerning to the Independent Directors is that in 2018 Mr. Singer was found by a Delaware court to have breached his fiduciary duty of loyalty to shareholders when he was on the board of PLX Technology Inc.[2] According to the ruling, after being appointed Chair of a Special Committee to explore strategic alternatives, he was found to have effectively misled his fellow directors in order to “rig the bid” for his preferred acquirer. In the view of the Independent Directors, managing a sales process with integrity is among the most sacrosanct duties of a director. The Independent Directors believe that having violated that trust so egregiously is disqualifying for any director candidate.

The Board strongly encourages shareholders to vote for its two exceptional and high-integrity nominees, Ms. Hernandez and Ms. Martine, on the BLUE proxy card to help preserve KVH’s momentum.

For additional information, please visit www.ProtectKVH.com.

About KVH Industries, Inc.

KVH Industries, Inc., (Nasdaq: KVHI), is a global leader in mobile connectivity and inertial navigation systems, innovating to enable a mobile world. The market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the Company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.

KVH is a registered trademark of KVH Industries, Inc.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge at the Company’s website at www.kvh.com.

2 In re PLX Tech. Inc. S’holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018).

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17, 2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Media Contact:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com

Investor Contact:

D.F. King & Co., Inc.

Edward McCarthy

(212) 269-5550

KVH@dfking.com